Exhibit 99.1

Antero Midstream Reports Third Quarter 2016 Financial and Operational Results

Denver, Colorado, October 26, 2016—Antero Midstream Partners LP (NYSE: AM) (“Antero Midstream” or the “Partnership”) today released its third quarter 2016 financial and operational results.  The relevant condensed combined consolidated financial statements are included in Antero Midstream’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2016, which has been filed with the Securities and Exchange Commission.

Third Quarter Highlights Include:

•                  Net income was $71 million, or $0.37 per limited partner unit, representing a per unit increase of 61% compared to the prior year quarter

•                  Adjusted EBITDA was $111 million, a 55% increase compared to the prior year quarter

•                  Distributable cash flow was $103 million, resulting in DCF coverage of 2.0x

•                  Declared a cash distribution of $0.265 per unit for the third quarter of 2016, a 29% increase compared to the prior year quarter and a 6% increase sequentially

•                  Completed private placement of $650 million of 5.375% senior notes due 2024 at par, resulting in $1.0 billion of liquidity to fund organic growth opportunities

Recent Developments

Distribution for the Third Quarter of 2016

The Board of Directors of Antero Resources Midstream Management LLC, the general partner of the Partnership, declared a cash distribution of $0.265 per unit ($1.06 per unit annualized) for the third quarter of 2016. The distribution represents a 29% increase compared to the prior year quarter and a 6% increase sequentially.  The distribution is the Partnership’s seventh consecutive quarterly distribution increase since its initial public offering in November 2014 and will be payable on November 24, 2016 to unitholders of record as of November 10, 2016.

Private Placement of Senior Notes

On September 13, 2016, Antero Midstream completed a private placement of $650 million of 5.375% senior unsecured notes due 2024 at par. In connection with the private placement, Antero Midstream received its initial corporate credit ratings of Ba2 and BB by Moody’s and S&P, respectively.  Proceeds from the private placement were used to repay a portion of the outstanding borrowings under the Partnership’s credit facility. As of September 30, 2016, Antero Midstream had $170 million of borrowings outstanding under its $1.5 billion credit facility and $9 million of cash, resulting in approximately $1.0 billion of available liquidity(1).

Increase in Acreage Dedicated to Antero Midstream

Year-to-date, Antero Resources has acquired approximately 65,000 net leasehold acres in West Virginia in the high-graded core of the Marcellus Shale, 71% of which includes Utica rights. Substantially all of the acquired acreage is dedicated to Antero Midstream for gathering, compression, processing, and water services.

On October 25, 2016, Antero Resources signed a definitive agreement for the sale of approximately 17,000 net acres primarily located in Washington and Westmoreland Counties, Pennsylvania for $170 million.  Approximately 20% of the 17,000 net acres was dedicated to a third party and $10 million of the proceeds is expected to be allocated to Antero Midstream as consideration for the release of its existing gathering and compression dedication concurrent with the acreage sale. The acreage is not included in Antero Midstream’s five year infrastructure development plan based on Antero Resources’ current five year drilling plan. The transaction is expected to close in the fourth quarter of 2016.

(1)         Liquidity calculation assumes Antero Midstream’s borrowings under its credit facility limited to EBITDA covenant of 5.0x LTM EBITDA, less Senior Note Issuances as of September 30, 2016.

Commenting on consolidation activity by Antero Resources, Paul Rady, Chairman and CEO said, “Antero Resources continues to be the most active operator and a leading consolidator in Appalachia, adding over 65,000 net acres in the high-graded core of the Marcellus year-to-date, substantially all of which is dedicated to Antero Midstream. Looking ahead, Antero Resources remains well capitalized to fund further consolidation in the Appalachian Basin and in turn, increase organic growth opportunities for Antero Midstream.”

Third Quarter 2016 Financial Results

Antero Midstream’s acquisition of Antero Resources’ integrated water business in 2015 was accounted for as a transfer of entities under common control.  As a result, the Partnership recast its condensed combined consolidated financial statements to retrospectively reflect the integrated water business as if the assets and liabilities were owned for all past periods presented.  Beginning in the third quarter of 2015, and as a result of the acquisition, Antero Midstream began reporting its results through two business segments, Gathering and Compression and Water Handling and Treatment.  To facilitate year over year comparison and discussion, the third quarter 2016 and third quarter 2015 results discussed below include both the Gathering and Compression and Water Handling and Treatment segment operations.

The term “Adjusted EBITDA” discussed below reflects the Gathering and Compression and Water Handling and Treatment segments on a recast combined basis, while the term “Adjusted EBITDA attributable to the Partnership” reflects contribution from the Water Handling and Treatment segments only after the third quarter of 2015 based on the actual timing of the acquired assets.  For a reconciliation of net income to Adjusted EBITDA, please read “Non-GAAP Financial Measures”.

Low pressure gathering volumes for the third quarter of 2016 averaged 1,431 MMcf/d, a 38% increase from the third quarter of 2015 and a 6% increase sequentially.  High pressure gathering volumes for the third quarter of 2016 averaged 1,351 MMcf/d, an 11% increase from the third quarter of 2015 and an 8% increase sequentially.  Compression volumes for the third quarter of 2016 averaged 777 MMcf/d, a 78% increase from the third quarter of 2015 and an 18% increase sequentially. The increase in gathering and compression volumes was due to production growth from Antero Resources in Antero Midstream’s area of dedication.  Condensate gathering volumes averaged 521 Bbl/d during the quarter, an 82% decrease compared to the prior year quarter and a 74% decrease sequentially. The sequential decrease in condensate gathering volumes was primarily driven by Antero shifting its Ohio Utica Shale development from its Highly-Rich Gas/Condensate area to currently higher rate of return drilling in the Highly-Rich Gas areas.

Fresh water delivery volumes averaged 140,162 Bbl/d during the quarter, a 109% increase compared to the prior year quarter and a 33% increase sequentially.  The increase in volumes was driven by an increase in the average water used per foot in Marcellus completions to  43 barrels per foot, a 35% increase as compared to 2015 and a 5% increase compared to the second quarter of 2016 as Antero piloted higher water and sand concentration completions.

	Three Months Ended September 30,		%
	2015	2016	Change
Average Daily Throughput:
Low Pressure Gathering (MMcf/d)	1,038	1,431	38%
Compression (MMcf/d)	435	777	78%
High Pressure Gathering (MMcf/d)	1,216	1,351	11%
Condensate Gathering (Bbl/d)	2,856	521	(82)%

Average Daily Volumes:
Fresh Water Delivery (Bbl/d)	67,049	140,162	109%

For the three months ended September 30, 2016, the Partnership reported revenues of $150 million, comprised of $78 million from the Gathering and Compression segment and $72 million from the Water Handling and Treatment segment. Revenues increased 84% compared to the prior year quarter, primarily driven by growth in throughput volumes and fresh water delivery volumes. Water Handling and Treatment segment revenues include $25 million from produced water handling and high rate water transfer services provided to Antero Resources, which is billed at cost plus 3%.

Direct operating expenses for the Gathering and Compression and Water Handling and Treatment segments were $5 million and $28 million, respectively, for a total of $33 million compared to $2 million in direct operating expenses in the prior year quarter. Water Handling and Treatment direct operating expenses include $24 million from produced water handling and high rate water transfer services. The increase in direct operating expenses was driven primarily by the inclusion of produced water handling and high rate water transfer services, as well as the expansion of the Partnership’s gathering and compression and fresh water delivery systems to support the production growth of Antero Resources.  General and administrative expenses including equity-based compensation were $13 million, a $0.5 million decrease compared to the third quarter of 2015.  General and administrative expenses excluding equity-based compensation were $7 million during the third quarter of 2016, a 22% decrease compared to the third quarter of 2015, which included additional expenses from the integrated water business drop-down transaction. Total operating expenses were $76 million, including $26 million of depreciation, $7 million of equity-based compensation, and $4 million of accretion of contingent acquisition consideration.

Net income for the third quarter of 2016 was $71 million, a 65% increase compared to the prior year quarter. Net income per limited partner unit was $0.37 per unit, a 61% increase compared to the prior year quarter. Adjusted EBITDA was $111 million, a 55% increase compared to the prior year quarter. The increase in net income and Adjusted EBITDA is primarily driven by increased gathering and compression volumes and fresh water delivery volumes.  Cash interest expense and cash reserved for payment of income tax withholding upon vesting of Antero Midstream equity-based compensation awards were $4 million and $1 million, respectively. Cash distribution to be received from unconsolidated affiliate for the third quarter was $2 million.  Maintenance capital expenditures during the quarter totaled $5 million and distributable cash flow was $103 million, resulting in a DCF coverage ratio of 2.0x.

Commenting on Antero Midstream’s quarterly results, Michael Kennedy, CFO of Antero Midstream said, “Antero Midstream reported another strong quarter, driven by increased throughput and completion activities driving higher water volumes. Additionally, Antero Midstream continues to drive down operating expenses in both the gathering and compression and water businesses from optimizing the systems and enhanced efficiencies. The combination of growth and attractive EBITDA margins is a direct result of Antero Midstream’s organic growth strategy delivering strong returns to our unitholders, exhibited by our peer leading distribution growth and coverage.”

	Three months ended
Reconciliation of Net Income to Adjusted EBITDA and DCF	September 30,
(Dollars in thousands):	2015	2016
Net income	$42,648	$70,524
Add:
Interest expense	2,044	5,303
Depreciation expense	21,561	26,136
Accretion of contingent acquisition consideration	—	3,527
Equity-based compensation	5,284	6,599
Less:
Equity in earnings of unconsolidated affiliate	—	(1,544)
Adjusted EBITDA	$71,537	$110,545

Less:
Pre-water acquisition net income attributed to parent	(7,841)	—
Pre-water acquisition depreciation expense attributed to parent	(6,485)	—
Pre-water acquisition equity-based compensation expense attributed to parent	(1,079)	—
Pre-water acquisition interest expense attributed to parent	(770)	—
Adjusted EBITDA attributable to the Partnership	$55,362	$110,545
Less:
Cash interest paid, net — attributable to the Partnership	(1,038)	(4,043)
Cash reserved for payment of income tax withholding upon vesting of Antero Midstream equity—based compensation awards(1)	—	(1,000)
Maintenance capital expenditures	(4,214)	(4,638)
Add:
Cash distribution to be received from unconsolidated affiliate(2)	—	2,221
Distributable cash flow	$50,110	$103,085

Total distributions declared	$36,333	$51,702

DCF coverage ratio	1.38x	1.99x

(1)         Estimate of current period portion of expected cash payment for income tax withholding attributable to vesting of Antero Midstream LTIP equity-based compensation awards to be paid in the fourth quarter of 2016.

(2)         Based on management estimate for the three months ended September 30, 2016.

Gathering and Compression — During the third quarter, Antero Midstream added a total of 170 MMcf/d of compression capacity by adding additional horsepower to existing stations and placing in-service a 120 MMcf/d compressor station in the Marcellus Shale play.  Antero’s current compression capacity is approximately 1.0 Bcf/d in the Marcellus and Utica combined and compression capacity was 90% utilized in the third quarter. Additionally, Antero Midstream connected 21 wells from 6 pads to its Marcellus and Utica gathering systems during the quarter.  Antero Resources is currently operating five drilling rigs on Antero Midstream dedicated acreage.

Water Handling and Treatment — Antero Midstream’s Marcellus and Utica fresh water delivery systems serviced 35 well completions during the third quarter of 2016, a 25% increase from the third quarter of 2015 and 13% increase sequentially.  Antero Resources is currently operating six completion crews on Antero Midstream dedicated acreage.

Balance Sheet and Liquidity

As of September 30, 2016, Antero Midstream had $170 million drawn on its $1.5 billion bank credit facility with current borrowing capacity of $1.2 billion, resulting in approximately $1.0 billion in available credit facility capacity.  Antero Midstream had $9 million of cash on its balance sheet and a consolidated net debt to trailing twelve months EBITDA of 2.2x as of September 30, 2016.  For a reconciliation of consolidated net debt to consolidated total debt, the most comparable GAAP measure, please read “Non-GAAP Financial Measures.”

Capital Spending

Capital expenditures were $115 million in the third quarter of 2016 as compared to $103 million in the third quarter of 2015.  Capital invested in gathering and compression assets was $56 million and capital invested in water handling and treatment assets was $59 million, including $52 million invested in the Antero Clearwater Facility.

Conference Call

Antero Midstream will hold a call on Thursday, October 27, 2016 at 10:00 am MT to discuss the results.  A brief Q&A session for security analysts will immediately follow the discussion of the results for the quarter.  To participate in the call, dial in at 888-347-8204 (U.S.), 855-669-9657 (Canada), or 412-902-4229 (International) and reference “Antero Midstream”.  A telephone replay of the call will be available until Friday, November 4, 2016 at 10:00 am MT at 877-870-5176 (U.S.) or 858-384-5517 (International) using the passcode 10091485.

To access the live webcast and view the related earnings conference call presentation, visit Antero Midstream’s website at www.anteromidstream.com.  The webcast will be archived for replay on the Partnership’s website until Friday, November 4, 2016 at 10:00 am MT.

Presentation

An updated presentation will be posted to the Partnership’s website before the October 27, 2016 conference call. The presentation can be found at www.anteromidstream.com on the homepage.  Information on the Partnership’s website does not constitute a portion of this press release.

Non-GAAP Financial Measures

Antero Midstream views Adjusted EBITDA as an important indicator of the Partnership’s performance.  Antero Midstream defines Adjusted EBITDA as net income before equity-based compensation expense, interest expense, depreciation expense, accretion of contingent acquisition consideration, excluding pre-acquisition income and expenses attributable to the parent and equity in earnings of unconsolidated affiliate.

Antero Midstream uses Adjusted EBITDA to assess:

•                  the financial performance of the Partnership’s assets, without regard to financing methods in the case of Adjusted EBITDA, capital structure or historical cost basis;

•                  its operating performance and return on capital as compared to other publicly traded partnerships in the midstream energy sector, without regard to financing or capital structure; and

•                  the viability of acquisitions and other capital expenditure projects.

The Partnership defines Distributable Cash Flow as Adjusted EBITDA less cash interest paid, income tax withholding payments and cash reserved for payments upon vesting of equity-based compensation awards and ongoing maintenance capital expenditures paid, excluding pre-acquisition amounts attributable to the parent, plus cash distributions to be received from unconsolidated affiliate.  Antero Midstream uses Distributable Cash Flow as a performance metric to compare the cash generating performance of the Partnership from period to period and to compare the cash generating performance for specific periods to the cash distributions (if any) that are expected to be paid to unitholders.  Distributable Cash Flow does not reflect changes in working capital balances.

Adjusted EBITDA and Distributable Cash Flow are non-GAAP financial measures. The GAAP measure most directly comparable to Adjusted EBITDA and Distributable Cash Flow is net income. The non-GAAP financial measures of Adjusted EBITDA and Distributable Cash Flow should not be considered as alternatives to the GAAP measure of net income. Adjusted EBITDA and Distributable Cash Flow are not presentations made in accordance with GAAP and have important limitations as an analytical tool because they include some, but not all, items that affect net income. You should not consider Adjusted EBITDA and Distributable Cash Flow in isolation or as a substitute for analyses of results as reported under GAAP. Antero Midstream’s definition of Adjusted EBITDA and Distributable Cash Flow may not be comparable to similarly titled measures of other partnerships.

The following table reconciles consolidated total debt to consolidated net debt as used in this release (in thousands):

	December 31,	September 30,
	2015	2016

Bank credit facility	$620,000	$170,000
5.375% AM senior notes due 2024	—	650,000
Net unamortized debt issuance costs	—	(10,234)
Consolidated total debt	$620,000	$809,766
Cash and cash equivalents	6,883	9,221
Consolidated net debt	$613,117	$800,545

The following table reconciles net income to adjusted EBITDA for the twelve months ended September 30, 2016 as used in this release (in thousands):

Twelve Months Ended September 30,
2016

Net income	$212,360
Add:
Interest expense	15,777
Depreciation expense	97,251
Accretion of contingent acquisition consideration	13,717
Equity-based compensation	24,176
Less:
Equity in earnings of unconsolidated affiliate	(2,027)
Adjusted EBITDA	$361,254

Antero Midstream Partners LP is a limited partnership that owns, operates and develops midstream gathering and compression assets located in West Virginia, Ohio and Pennsylvania, as well as integrated water assets that primarily service Antero Resources’ properties located in West Virginia and Ohio.

This release includes “forward-looking statements” within the meaning of federal securities laws.  Such forward-looking statements are subject to a number of risks and uncertainties, many of which are beyond the Partnership’s control.  All statements, other than historical facts included in this release, are forward-looking statements.  All forward-looking statements speak only as of the date of this release.  Although the Partnership believes that the plans, intentions and expectations reflected in or suggested by the forward-looking statements are reasonable, there is no assurance that these plans, intentions or expectations will be achieved.  Therefore, actual outcomes and results could materially differ from what is expressed, implied or forecast in such statements.  Nothing in this release is intended to constitute guidance with respect to Antero Resources.

Antero Midstream cautions you that these forward-looking statements are subject to all of the risks and uncertainties, most of which are difficult to predict and many of which are beyond the Partnership’s control, incident to the gathering and compression and water handling and treatment business. These risks include, but are not limited to, Antero Resources’ expected future growth, Antero Resources’ ability to meet its drilling and development plan, commodity price volatility, ability to execute the Partnership’s business strategy, competition and government regulations, actions taken by third-party producers, operators, processors and transporters, inflation, environmental risks, drilling and completion and other operating risks, regulatory changes, the uncertainty inherent in projecting future rates of production, cash flow and access to capital, the timing of development expenditures, and the other risks described under “Risk Factors” in Antero Midstream’s Annual Report on Form 10-K for the quarter ended December 31, 2015.

For more information, contact Michael Kennedy – CFO of Antero Midstream at (303) 357-6782 or mkennedy@anteroresources.com.

ANTERO MIDSTREAM PARTNERS LP

Condensed Combined Consolidated Balance Sheets

December 31, 2015 and September 30, 2016

(Unaudited)

(In thousands)

	December 31,	September 30,
	2015	2016
Assets
Current assets:
Cash and cash equivalents	$6,883	$9,221
Accounts receivable—Antero	65,712	58,398
Accounts receivable—third party	2,707	1,243
Prepaid expenses	—	53
Total current assets	75,302	68,915
Property and equipment:
Gathering and compressions systems	1,485,835	1,638,748
Water handling and treatment systems	565,616	681,062
	2,051,451	2,319,810
Less accumulated depreciation	(157,625)	(231,724)
Property and equipment, net	1,893,826	2,088,086
Investment in unconsolidated affiliate	—	47,071
Other assets, net	10,904	12,215
Total assets	$1,980,032	$2,216,287
Liabilities and partners’ capital
Current liabilities:
Accounts payable	$10,941	$19,203
Accounts payable—Antero	2,138	2,237
Accrued capital expenditures	50,022	21,256
Accrued ad valorem taxes	7,195	3,272
Accrued liabilities	28,168	15,956
Other current liabilities	150	197
Total current liabilities	98,614	62,121
Long-term liabilities:
Long-term debt	620,000	809,766
Contingent acquisition consideration	178,049	188,433
Other	624	669
Total liabilities	897,287	1,060,989

Partners’ capital:
Common unitholders — public (59,286 units and 68,071 units issued and outstanding at December 31, 2015 and September 30, 2016, respectively)	1,351,317	1,394,727
Common unitholder — Antero (40,929 units and 32,929 units issued and outstanding at December 31, 2015 and September 30, 2016, respectively)	30,186	36,086
Subordinated unitholder - Antero (75,941 units issued and outstanding at December 31, 2015 and September 30, 2016)	(299,727)	(280,322)
General partner	969	4,807
Total partners’ capital	1,082,745	1,155,298
Total liabilities and partners’ capital	$1,980,032	$2,216,287

ANTERO MIDSTREAM PARTNERS LP

Condensed Combined Consolidated Statements of Operations and Comprehensive Income

Three Months Ended September 30, 2015, and 2016

(Unaudited)

(In thousands, except per unit amounts)

	Three months ended September 30,
	2015	2016

Revenue:
Gathering and compression—Antero	$59,220	$77,871
Water handling and treatment—Antero	21,819	72,411
Gathering and compression—third party	38	193
Water handling and treatment—third party	627	—
Total revenue	81,704	150,475
Operating expenses:
Direct operating	1,609	33,213
General and administrative (including $5,284 and $6,599 of equity-based compensation in 2015 and 2016, respectively)	13,842	13,316
Depreciation	21,561	26,136
Accretion of contingent acquisition consideration	—	3,527
Total operating expenses	37,012	76,192
Operating income	44,692	74,283
Interest expense, net	(2,044)	(5,303)
Equity in earnings of unconsolidated affiliate	—	1,544
Net income and comprehensive income	42,648	70,524
Pre-Water Acquisition net income attributed to parent	(7,841)	—
General partner interest in net income attributable to incentive distribution rights	(295)	(4,807)
Limited partners’ interest in net income	$34,512	$65,717
Net income per limited partner unit:
Basic:
Common units	$0.23	$0.37
Subordinated units	$0.22	$0.37
Diluted:
Common units	$0.23	$0.37
Subordinated units	$0.22	$0.37
Weighted average number of limited partner units outstanding:
Basic:
Common units	78,018	100,454
Subordinated units	75,941	75,941
Diluted:
Common units	78,034	100,825
Subordinated units	75,941	75,941

ANTERO MIDSTREAM PARTNERS LP

Condensed Combined Consolidated Statements of Operations and Comprehensive Income

Nine Months Ended September 30, 2015, and 2016

(Unaudited)

(In thousands, except per unit amounts)

	Nine months ended September 30,
	2015	2016

Revenue:
Gathering and compression—Antero	$168,056	$218,938
Water handling and treatment—Antero	86,759	203,750
Gathering and compression—third party	38	669
Water handling and treatment—third party	778	—
Total revenue	255,631	423,357
Operating expenses:
Direct operating	38,830	124,951
General and administrative (including $17,663 and $19,366 of equity-based compensation in 2015 and 2016, respectively)	37,923	39,712
Depreciation	63,515	74,100
Accretion of contingent acquisition consideration	—	10,384
Total operating expenses	140,268	249,147
Operating income	115,363	174,210
Interest expense, net	(5,266)	(12,885)
Equity in earnings of unconsolidated affiliate	—	2,027
Net income and comprehensive income	110,097	163,352
Pre-Water Acquisition net income attributed to parent	(40,193)	—
General partner interest in net income attributable to incentive distribution rights	(295)	(9,387)
Limited partners’ interest in net income	$69,609	$153,965
Net income per limited partner unit:
Basic:
Common units	$0.46	$0.87
Subordinated units	$0.45	$0.87
Diluted:
Common units	$0.46	$0.87
Subordinated units	$0.45	$0.87
Weighted average number of limited partner units outstanding:
Basic:
Common units	76,641	100,302
Subordinated units	75,941	75,941
Diluted:
Common units	76,657	100,365
Subordinated units	75,941	75,941

ANTERO MIDSTREAM PARTNERS LP

Combined Consolidated Results of Segment Operations

Three Months Ended September 30, 2015, and 2016

(Unaudited)

(In thousands)

		Water
	Gathering and	Handling and	Consolidated
	Compression	Treatment	Total
Three months ended September 30, 2015
Revenues:
Revenue - Antero	$59,220	$21,819	$81,039
Revenue - third-party	38	627	665
Total revenues	59,258	22,446	81,704

Operating expenses:
Direct operating	(3,164)	4,773	1,609
General and administrative	11,265	2,577	13,842
Depreciation	15,076	6,485	21,561
Total expenses	23,177	13,835	37,012

Operating income	$36,081	$8,611	$44,692

Total assets	$1,395,057	$487,734	$1,882,791
Additions to property and equipment	$82,751	$48,381	$131,132

Three months ended September 30, 2016
Revenues:
Revenue - Antero	$77,871	$72,411	$150,282
Revenue - third-party	193	—	193
Total revenues	78,064	72,411	150,475

Operating expenses:
Direct operating	4,692	28,521	33,213
General and administrative	10,281	3,035	13,316
Depreciation	18,298	7,838	26,136
Accretion of contingent acquisition consideration	—	3,527	3,527
Total expenses	33,271	42,921	76,192

Operating income	$44,793	$29,490	$74,283

Total assets	$1,653,292	$562,995	$2,216,287
Additions to property and equipment	$55,800	$58,730	$114,530

ANTERO MIDSTREAM PARTNERS LP

Combined Consolidated Results of Segment Operations

Nine Months Ended September 30, 2015, and 2016

(Unaudited)

(In thousands)

		Water
	Gathering and	Handling and	Consolidated
	Compression	Treatment	Total
Nine months ended September 30, 2015
Revenues:
Revenue - Antero	$168,056	$86,759	$254,815
Revenue - third-party	38	778	816
Total revenues	168,094	87,537	255,631

Operating expenses:
Direct operating	19,817	19,013	38,830
General and administrative	30,685	7,238	37,923
Depreciation	44,748	18,767	63,515
Total expenses	95,250	45,018	140,268

Operating income	$72,844	$42,519	$115,363

Total assets	$1,395,057	$487,734	$1,882,791
Additions to property and equipment	$242,549	$81,646	$324,195

Nine months ended September 30, 2016
Revenues:
Revenue - Antero	$218,938	$203,750	$422,688
Revenue - third-party	669	—	669
Total revenues	219,607	203,750	423,357

Operating expenses:
Direct operating	19,758	105,193	124,951
General and administrative	29,755	9,957	39,712
Depreciation	52,125	21,975	74,100
Accretion of contingent acquisition consideration	—	10,384	10,384
Total expenses	101,638	147,509	249,147

Operating income	$117,969	$56,241	$174,210

Total assets	$1,653,292	$562,995	$2,216,287
Additions to property and equipment	$152,769	$137,355	$290,124

ANTERO MIDSTREAM PARTNERS LP

Selected Operating Data

Three Months Ended September 30, 2015, and 2016

(Unaudited)

(In thousands)

			Amount of
	Three months ended September 30,		Increase	Percentage
	2015	2016	(Decrease)	Change
	($ in thousands, except average realized fees)
Revenue:
Revenue - Antero	$81,039	$150,282	$69,243	85%
Revenue - third-party	665	193	(472)	(71)%
Total revenue	81,704	150,475	68,771	84%
Operating expenses:
Direct operating	1,609	33,213	31,604	1,964%
General and administrative (before equity-based compensation)	8,558	6,717	(1,841)	(22)%
Equity-based compensation	5,284	6,599	1,315	25%
Depreciation	21,561	26,136	4,575	21%
Accretion of contingent acquisition consideration	—	3,527	3,527	*
Total operating expenses	37,012	76,192	39,180	106%
Operating income	44,692	74,283	29,591	66%
Interest expense	(2,044)	(5,303)	(3,259)	159%
Equity in earnings of unconsolidated affiliate	—	1,544	1,544	*
Net income	$42,648	$70,524	$27,876	65%
Adjusted EBITDA	$71,537	$110,545	$39,008	55%
Operating Data:
Gathering—low pressure (MMcf)	95,471	131,625	36,154	38%
Gathering—high pressure (MMcf)	111,896	124,266	12,370	11%
Compression (MMcf)	40,063	71,470	31,407	78%
Condensate gathering (MBbl)	263	48	(215)	(82)%
Fresh water distribution (MBbl)	6,168	12,895	6,727	109%
Waste water handling and treatment (MBbl)	—	2,577	2,577	*
Wells serviced by fresh water distribution	28	35	7	25%
Gathering—low pressure (MMcf/d)	1,038	1,431	393	38%
Gathering—high pressure (MMcf/d)	1,216	1,351	135	11%
Compression (MMcf/d)	435	777	342	78%
Condensate gathering (MBbl/d)	3	1	(2)	(82)%
Fresh water distribution (MBbl/d)	67	140	73	109%
Waste water handling and treatment (MBbl/d)	—	28	28	*
Average realized fees:
Average gathering—low pressure fee ($/Mcf)	$0.31	$0.31	$—	*
Average gathering—high pressure fee ($/Mcf)	$0.19	$0.19	$—	*
Average compression fee ($/Mcf)	$0.19	$0.19	$—	*
Average gathering—condensate fee ($/Bbl)	$4.16	$4.17	$0.01	*
Average fresh water distribution fee - Antero ($/Bbl)	$3.62	$3.68	$0.06	2%

ANTERO MIDSTREAM PARTNERS LP

Selected Operating Data

Nine Months Ended September 30, 2015, and 2016

(Unaudited)

(In thousands)

			Amount of
	Nine months ended September 30,		Increase	Percentage
	2015	2016	(Decrease)	Change
	($ in thousands, except average realized fees)
Revenue:
Revenue - Antero	$254,815	$422,688	$167,873	66%
Revenue - third-party	816	669	(147)	(18)%
Total revenue	255,631	423,357	167,726	66%
Operating expenses:
Direct operating	38,830	124,951	86,121	222%
General and administrative (before equity-based compensation)	20,260	20,346	86	*
Equity-based compensation	17,663	19,366	1,703	10%
Depreciation	63,515	74,100	10,585	17%
Accretion of contingent acquisition consideration	—	10,384	10,384	*
Total operating expenses	140,268	249,147	108,879	78%
Operating income	115,363	174,210	58,847	51%
Interest expense	(5,266)	(12,885)	(7,619)	145%
Equity in earnings of unconsolidated affiliate	—	2,027	2,027	*
Net income	$110,097	$163,352	$53,255	48%
Adjusted EBITDA	$196,541	$278,060	$81,519	41%
Operating Data:
Gathering—low pressure (MMcf)	267,442	373,338	105,896	40%
Gathering—high pressure (MMcf)	322,930	349,440	26,510	8%
Compression (MMcf)	113,583	186,406	72,823	64%
Condensate gathering (MBbl)	751	498	(253)	(34)%
Fresh water distribution (MBbl)	24,034	31,341	7,307	30%
Waste water handling and treatment (MBbl)	—	7,621	7,621	*
Wells serviced by fresh water distribution	89	96	7	8%
Gathering—low pressure (MMcf/d)	980	1,363	383	40%
Gathering—high pressure (MMcf/d)	1,183	1,275	92	8%
Compression (MMcf/d)	416	680	264	64%
Condensate gathering (MBbl/d)	3	2	(1)	(34)%
Fresh water distribution (MBbl/d)	88	114	26	30%
Waste water handling and treatment (MBbl/d)	—	28	28	*
Average realized fees:
Average gathering—low pressure fee ($/Mcf)	$0.31	$0.31	$—	*
Average gathering—high pressure fee ($/Mcf)	$0.19	$0.19	$—	*
Average compression fee ($/Mcf)	$0.19	$0.19	$—	*
Average gathering—condensate fee ($/Bbl)	$4.16	$4.17	$0.01	*
Average fresh water distribution fee - Antero ($/Bbl)	$3.63	$3.68	$0.05	1%

ANTERO MIDSTREAM PARTNERS LP

Condensed Combined Consolidated Statements of Cash Flows

Nine Months Ended September 30, 2015, and 2016

(Unaudited)

(In thousands)

	Nine months ended September 30,
	2015	2016
Cash flows provided by (used in) operating activities:
Net income	$110,097	$163,352
Adjustment to reconcile net income to net cash provided by operating activities:
Depreciation	63,515	74,100
Accretion of contingent acquisition consideration	—	10,384
Equity-based compensation	17,663	19,366
Equity in earnings of unconsolidated affiliate	—	(2,027)
Amortization of deferred financing costs	774	1,185
Changes in assets and liabilities:
Accounts receivable—Antero	1,963	7,314
Accounts receivable—third party	4,910	1,464
Prepaid expenses	457	(53)
Accounts payable	673	1,467
Accounts payable—Antero	781	99
Accrued ad valorem tax	62	(3,923)
Accrued liabilities	(1,336)	(13,593)
Net cash provided by operating activities	199,559	259,135
Cash flows provided by (used in) investing activities:
Additions to gathering and compression systems	(242,549)	(152,769)
Additions to water handling and treatment systems	(81,646)	(137,355)
Investment in unconsolidated affiliate	—	(45,044)
Change in other assets	10,883	(2,409)
Net cash used in investing activities	(313,312)	(337,577)
Cash flows provided by (used in) financing activities:
Deemed distribution to Antero, net	(43,723)	—
Distributions to Antero	(633,457)	—
Distributions to unitholders	(70,519)	(129,752)
Issuance of senior notes	—	650,000
Borrowings (repayments) on bank credit facilities, net	410,000	(450,000)
Issuance of common units, net of offering costs	240,972	19,605
Payments of deferred financing costs	(1,956)	(8,940)
Other	(246)	(133)
Net cash provided by (used in) financing activities	(98,929)	80,780
Net increase (decrease) in cash and cash equivalents	(212,682)	2,338
Cash and cash equivalents, beginning of period	230,192	6,883
Cash and cash equivalents, end of period	$17,510	$9,221
Supplemental disclosure of cash flow information:
Cash paid during the period for interest	$4,725	$11,751
Supplemental disclosure of noncash investing activities:
Increase (decrease) in accrued capital expenditures and accounts payable for property and equipment	$21,962	$(21,971)